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                                                                    EXHIBIT 3.37

[STAMP]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                OB CAL NORTH INC.

                   -------------------------------------------

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

                   -------------------------------------------

          I, a Vice President of OB Cal North Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

          FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

          By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article 1, reading as follows:

          "1. The name of the corporation is OI California Containers Inc."

          SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of the sole stockholder entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, I have signed this certificate this 18th day of February, 1999.

                                                    /s/ James W. Baehren
                                                    --------------------------
                                                    James W. Baehren
                                                    Vice President